EXHIBIT 32

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, David H. McCormick, Chief Executive Officer of FreeMarkets, Inc., hereby certify to my knowledge, and I, Sean M. Rollman, Acting Chief Financial Officer, of FreeMarkets, Inc., hereby certify to my knowledge, that:

      (a) The Company’s periodic report on Form 10-K/A for the annual period ended December 31, 2003 (the “Form 10-K/A”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (b) The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

Chief Executive Officer	Acting Chief Financial Officer

By: /s/ DAVID H. MCCORMICK DAVID H. MCCORMICK	By: /s/ SEAN M. ROLLMAN SEAN M. ROLLMAN

Date: April 29, 2004	Date: April 29, 2004

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to FreeMarkets, Inc. and will be retained by FreeMarkets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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